UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5th Floor, 1177 Avenue of Americas, New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(604)-314-9293

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2019, we announce that Trevor Pickett has resigned as Director and Chief Executive Officer of Blox, Inc. The Company would like to thank Mr. Pickett for his contribution and services over the past four years as a director and an officer of the Company.

In the interim, the Company has appointed Ronald Renee as acting Chief Executive Officer of the Company and replaced Mr. Pickett effective immediately.

Mr. Renee has experience with both public and private companies and is currently director of Blox, Inc. He also currently holds a position of Director at Ashanti Sankofa Inc (TSX.V-ASI), a public mining company based in Vancouver, BC Canada.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended March 31, 2018, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Renee or any member of the immediate family of Mr. Renee has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2019

Blox, Inc.

/s/ Ronald Renee

Chairman